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                                                                     EXHIBIT 2.2

                        JMXI LIQUIDATING TRUST AGREEMENT

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, LIQUIDATING TRUSTEE
              WELLS FARGO DELAWARE TRUST COMPANY, DELAWARE TRUSTEE

                                   MAY 1, 2003

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                        JMXI LIQUIDATING TRUST AGREEMENT

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, LIQUIDATING TRUSTEE
              WELLS FARGO DELAWARE TRUST COMPANY, DELAWARE TRUSTEE

                  THIS LIQUIDATING TRUST AGREEMENT is made and entered into effective the 1st day of May, 2003, by and among JMXI, Inc., a Delaware corporation (the "CORPORATION"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as liquidating trustee (the "LIQUIDATING TRUSTEE") and WELLS FARGO DELAWARE TRUST COMPANY, the Liquidating Trustee's affiliate, as Delaware trustee (the "DELAWARE TRUSTEE") (the Liquidating Trustee and the Delaware Trustee, separately without distinction or collectively, the "TRUSTEES," not in their individual capacities but solely as trustees of the trust created hereunder), for the benefit of the Corporation and the Beneficiaries (as defined herein).

                                    RECITALS

WHEREAS, on July 31, 2002, the stockholders of the Corporation approved the Plan of Dissolution and Liquidation;

WHEREAS, on April 22, 2003, the Board of Directors of the Corporation approved a Plan of Distribution (the "PLAN");

WHEREAS, the Plan provides, among other things, for the establishment of a liquidating trust to which all Assets of the Corporation (other than those previously distributed to the stockholders of the Corporation pursuant to the
Plan) will be transferred, assigned and conveyed for the benefit of the Beneficiaries;

WHEREAS, on the Effective Date, the Corporation desires to establish a liquidating trust to be known as the JMXI Liquidating Trust ("TRUST") and the Corporation desires to (i) assign, transfer and convey unto the Trust all of its right, title, benefit and interest in and to the Assets, and (ii) cause the Trust to assume all of the Trust Property Liabilities and other Liabilities;

WHEREAS, the Corporation desires to appoint the Liquidating Trustee and the Delaware Trustee as trustees of the Trust;

WHEREAS, the Liquidating Trustee and Delaware Trustee are willing to serve as trustees of the Trust;

WHEREAS, for federal income tax purposes, the Corporation's assignment, conveyance and transfer of the Assets to the Trust pursuant to Article Two hereof is deemed to be the final liquidating distribution pursuant to the Plan and Section 331 of the Code from the Corporation to the Corporation Stockholders; and

WHEREAS, for federal income tax purposes, such Corporation Stockholders are deemed to contribute the Assets to the Trust that the Corporation is assigning, conveying and transferring to the Trust pursuant to Article Two hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Corporation and the Trustees hereby agree as follows:

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                                    ARTICLE 1
                                   DEFINITIONS

         1.1 CERTAIN TERMS DEFINED. For all purposes of this Agreement, unless the context otherwise requires:

                  (a) "ADVISORY SERVICES" shall have the meaning provided in Section 13.1 hereof.

                  (b) "AGREEMENT" shall mean this Liquidating Trust Agreement, as it may be amended from time to time pursuant to the terms hereof.

                  (c) "ASCERTAINABLE LIABILITIES" shall mean (i) any claims (excluding any Litigation Liabilities), of which the Liquidating Trustee has actual knowledge or which become known to the Liquidating Trustee, which have been asserted in writing, or otherwise overtly asserted or identified as claims against the Trust Estate, including, but not limited to, all Trustees' Expenses and those Trust Property Liabilities listed on Schedule F attached hereto or
(ii) any future claims that have not yet arisen or have not been made known to the Liquidating Trustee, but that, based on facts known to the Liquidating Trustee, are likely to arise or to become known within ten (10) years after the date hereof.

                  (d) "ASSETS" shall mean all of the rights, titles, benefits and interest of the Corporation in and to (i) the Subsidiaries listed on SCHEDULE C attached hereto, (ii) sub-lease payments, properties and other assets listed on SCHEDULE A attached hereto, together with (iii) all other assets, properties, claims and rights of the Corporation of whatever kind or character and wheresoever situated to which the Corporation would otherwise have been entitled to before or after the Effective Date excluding the Initial Liquidating Distribution.

                  (e) "BENEFICIARIES" shall mean the Corporation Stockholders listed on SCHEDULE B attached hereto, who in accordance with the terms hereof, shall have received appropriate Beneficiary's Percentage Interests in the Trust upon the Effective Date in such amounts as set forth next to their names on SCHEDULE B.

                  (f) "BENEFICIARY'S PERCENTAGE INTEREST" shall mean the share of each Beneficiary in the Trust expressed as a percentage determined by dividing the aggregate number of shares of Common Stock (as defined herein) held by such Corporation Stockholder on the Effective Date by the aggregate number of issued and outstanding shares of Common Stock held by all Corporation Stockholders on the Effective Date and multiplying the result by one hundred
(100).

                  (g) "BOARD" shall mean the board of directors of the Corporation.

                  (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (i) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Corporation outstanding on the Effective Date.

                  (j) "CORPORATION STOCKHOLDER" shall mean each record holder of Common Stock on the Effective Date that is listed in the Corporation Stockholder List (as defined herein) that is held by the Corporation's transfer agent, American Stock Transfer & Trust Corporation; it being agreed that if a Corporation Stockholder holds Common Stock in street name for underlying beneficial holders, such Corporation Stockholder may hold Beneficiary's Percentage

                                      -2-

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Interests in street name for the same beneficial holders.

                  (k) "CORPORATION STOCKHOLDER LIST" shall have the meaning provided in Section 11.1(a) hereof.

                  (l) "DELAWARE LOCATION REQUIREMENT" shall have the meaning provided in Section 6.1(a) hereof.

                  (m) "DELAWARE TRUSTEE" shall mean Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Delaware Trustee of the Trust under this Agreement, or any successor to Wells Fargo Delaware Trust Company, as Delaware Trustee of the Trust.

                  (n) "DGCL" shall mean the Delaware General Corporation Law (8 Del. C. Section 101 et seq.), as amended from time to time.

                  (o) "EFFECTIVE DATE" shall mean May 1, 2003, the date on which the Corporation will transfer Assets and Liabilities to the Trust in accordance with Section 2.2 herein, determine the Stockholders (and thus the Beneficiaries of the Trust) and distribute the Beneficiary's Percentage Interest to each Beneficiary.

                  (p) "FINAL LIABILITIES" shall mean: (i) Ascertainable Liabilities (including Trust Property Liabilities and Trustees' Expenses) which the Liquidating Trustee determines shall be accepted or settled and paid out from the Trust Estate in accordance with the procedures set forth in Section 9.1 hereof; (ii) Litigation Liabilities which are evidenced by any final non-appealable judgments, orders or decrees; stipulations or other agreements (including any binding arbitration awards) that have the effect of any such final judgments, orders or decrees and (iii) Litigation Liabilities which the Liquidating Trustee determines shall be accepted or settled and paid out from the Trust Estate in accordance with the procedures set forth in Section 9.1 hereof.

                  (q) "FINAL LIQUIDATING DISTRIBUTION" shall have the meaning provided in Section 9.8(b) hereof.

                  (r) "INITIAL LIQUIDATING DISTRIBUTION" shall mean $0.10 per share which shall have been paid to the Corporation's Shareholders immediately prior to the Effective Date.

                  (s) "INTERIM LIQUIDATING DISTRIBUTION" shall have the meaning provided in Section 9.8(a) hereof.

                  (y) "LEASE AGREEMENTS" shall mean all lease agreements entered into by the Corporation prior to the adoption of the Plan and which shall continue after the Effective Date, including, but not limited to, such lease agreements as set forth on SCHEDULE D attached hereto.

                  (z) "LIABILITIES" shall mean any unsatisfied debts, claims, judgments, decrees, suits or other payment obligations, whether contingent or fixed, acknowledged or disputed as to validity, or identified or asserted prior to or after the Effective Date related to (i) Ascertainable Liabilities (including Trust Property Liabilities and Trustees' Expenses); (ii) Litigation Liabilities and (iii) Final Liabilities.

                  (aa) "LIQUIDATING TRUSTEE" shall mean Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely in its capacity as Liquidating Trustee of the Trust under this Agreement, or any successor to Wells Fargo Bank Minnesota, National Association as Liquidating Trustee of the Trust.

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                  (bb)     "LITIGATION LIABILITIES" shall mean (i) claims which
involve any legal action or proceeding for which the Delaware Trustee or the Liquidating Trustee receives service of process; (ii) any pending claims with respect to litigation of which the Corporation is aware of on the Effective Date, including, but not limited to, those claims listed on SCHEDULE E attached hereto or (iii) any future claims with respect to litigation that have not yet arisen or have not been made known to the Liquidating Trustee, but that, based on facts known to the Liquidating Trustee, are likely to arise or to become known within ten (10) years after the date hereof.

                  (cc) "PERMITTED INVESTMENTS" shall mean demand and time deposits at savings institutions, short-term certificates of deposit or Treasury bills, or in investment grade commercial paper (if, in the opinion of nationally recognized tax counsel to the Trust, such investment would not cause the Trust to fail to qualify as a liquidating trust for U.S. federal tax purposes), securities with short-term original or remaining maturities issued by state or local governments (or agencies or instrumentalities thereof), or AAA rated money market funds (which may be sponsored or provided by the Liquidating Trustee or any affiliate thereof.

                  (dd) "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated association or organization or government (or any agency, authority, instrumentality or political subdivision thereof).

                  (ee) "PLAN" shall have the meaning provided in the recitals.

                  (ff) "PROTECTED PARTY" shall mean any Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such Person is or was an officer or director of the Corporation.

                  (gg)     "RELEVANT TRUSTEE" shall have the meaning provided in
Section 15.3 hereof.

                  (hh) "RENOUNCED INTEREST" shall have the meaning provided in Section 11.4 hereof.

                  (ii) "RESERVE" shall have the meaning provided in Section 8.3(n) hereof.

                  (jj) "SEC" shall mean the United States Securities and Exchange Commission.

                  (kk) "SUBSIDIARIES" shall mean all domestic and foreign entities which the Corporation owns as of the Effective Date, including, but not limited to the list of all domestic and foreign entities, including the address and principal officers of each entity is set forth on SCHEDULE C attached hereto.

                  (ll) "THIRD PARTY CLAIMS" shall have the meaning provided in Section 12.3 hereof.

                  (mm)     "TRANSFER" shall have the meaning provided in Section
2.2 hereof.

                  (nn)     "TRUST" shall have the meaning provided in Section
2.1 hereof and refer to

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the JMXI Liquidating Trust.

                  (oo) "TRUST ACT" shall mean the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.), as amended from time to time.

                  (pp)     "TRUST ADVISOR" shall have the meaning provided in
Section 13.1 hereof.

                  (qq) "TRUST ADVISOR EXPENSES" shall have the meaning provided in Section 13.1 hereof.

                  (rr)     "TRUST ASSETS" shall have the meaning provided in
Section 2.2 hereof.

                  (ss) "TRUST EXPENSES" shall mean all pre-transfer Corporation expenses, together with all post-transfer expenses of the Trust

                  (tt) "TRUST ESTATE" shall mean rights to all Assets transferred and delivered by the Corporation to the Trust and held by the Trust from time to time in trust pursuant to this Agreement, including Trust Receipts.

                  (uu) "TRUST PROPERTY LIABILITIES" shall mean the liabilities listed on SCHEDULE F attached hereto (whether such liabilities are or will be absolute, accrued, asserted, fixed, contingent or otherwise) of the Corporation arising out of (i) the Lease Agreements entered into by the Corporation; (ii) the ownership by the Corporation of the Assets or (iii) any other liabilities arising out of the conduct by the Corporation from the activities in which it engaged prior to the adoption of the Plan.

                  (vv) "TRUST RECEIPTS" shall mean all income including, but not limited to, interest and other receipts from investment of the Trust Estate and all proceeds from the sale, transfer, collection (including rents from sub-lessors of the property described by the Lease Agreements) or other disposition of the Trust Estate.

                  (ww) "TRUSTEES" shall mean the Liquidating Trustee or the Delaware Trustee separately, or the two of them collectively as the context may require, and their respective successor or successors.

                  (xx) "TRUSTEES' EXPENSES" shall mean all such amounts paid by the Trust to the Trustees (i) in consideration of the performance of its duties and obligations as Trustees and (ii) for reimbursement for certain expenses incurred pursuant to the performance of the Trustees' duties hereunder as described on EXHIBIT A attached hereto.

Any defined terms used herein that are not otherwise defined shall have the meaning set forth in the Plan.

         1.2 MEANING OF OTHER TERMS. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, and corporations. All references herein to articles, sections, and other subdivisions refer to the corresponding articles, sections, and other subdivisions of this Agreement; and the words herein, hereof, hereby, hereunder, and words of similar import, refer to this Agreement as a whole and not to any particular article, section, or subdivision of the Agreement.

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                                   ARTICLE 2
                                CREATION OF TRUST

         2.1 CREATION OF TRUST. It is the intention of the parties to form a statutory trust pursuant to the Trust Act and that this Agreement constitute the governing instrument of such statutory trust (the "TRUST"). The Trust is a liquidating trust pursuant to which the Trust is to hold the Trust Estate and dispose of all or part of the same in accordance with this Agreement and the Plan. The Delaware Trustee has filed a Certificate of Trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Trust Act. The execution and filing of the Certificate of Trust by the Delaware Trustee is hereby ratified, authorized and approved. The Trustees shall have the power and authority and are hereby authorized and empowered, to execute and file with the Secretary of State of the State of Delaware any other certificate required or permitted under the Trust Act to be filed with the Secretary of State.

         2.2 TRANSFER OF ASSETS TO TRUST. As of the Effective Date, the Corporation does hereby convey and assign, transfer and convent unto the Trust (the "TRANSFER"), all of the rights, titles, benefits and interest of the Corporation in and to the Assets (the "TRUST ASSETS") for the benefit of the Beneficiaries. Prior to the creation of the Trust, the Corporation shall have executed or caused to be executed and delivered to, or upon the order of, the Liquidating Trustee, any and all documents and other instruments as may be necessary or useful to convert the Assets to, and to confirm title to the Trust of the Assets. The Corporation will, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trust any portion of the Assets to be conveyed hereby and to vest in the Trust the powers, instruments or funds in trust hereunder.

         2.3 ASSUMPTION OF THE CORPORATION'S LIABILITIES. The Trust hereby assumes all of the Trust Property Liabilities (including those with respect to contingent or unliquidated claims) and any other Liabilities, and hereafter agrees to cause the Trust to pay, discharge and perform, when due, all of the Final Liabilities. The Trust will execute, acknowledge and deliver further instruments, undertakings and other agreements and do such further acts as may be necessary or proper to cause and effect the assumption of the Trust Property Liabilities and other Liabilities. Should any liability be asserted against the Liquidating Trustee as a result of the assumption made in this Section, the Liquidating Trustee may use such part of the Trust Estate that it deems necessary or appropriate in contesting any such liability or payment thereof.

         2.4 ASSIGNMENT FOR BENEFIT OF BENEFICIARIES. Effective upon the Transfer, the Trust hereby accepts any and all of the Corporation's assets, interests and rights held as of the Effective Date, to hold in trust solely for the benefit of the Beneficiaries of the Trust, and retains only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

                                   ARTICLE 3
                     NAME, DURATION AND TERMINATION OF TRUST

         3.1 NAME. The Trust shall be known as the "JMXI LIQUIDATING TRUST," in which name the Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on part of the Trust. The Trustees shall have the power and authority and are hereby authorized and empowered, to conduct the business of the Trust, make and execute contracts and other instruments and sue and be sued on behalf of the Trust.

         3.2 PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE OF TRUSTEE. The principal place of business for the Trust shall be Wells Fargo Bank Minnesota, N.A., Sixth and Marquette; MAC N9303-120, Minneapolis, MN 55479, or such location or locations as the Liquidating Trustee may select in accordance with applicable law and designate by written notice to the Beneficiaries. The registered office of the Delaware Trustee is Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 700, Wilmington, Delaware 19801, or such other location as the Delaware Trustee may elect.

         3.3 DURATION AND TERMINATION. Subject to Section 3.5, the Trust shall dissolve upon the first to occur of the following: (i) three years from the date of this Agreement, or (ii) when all of the Assets of the Trust Estate have been distributed in kind to the Beneficiaries or sold the Assets and distributed the proceeds to the Beneficiaries, and shall have paid or otherwise discharged all of the Final Liabilities; provided, however, that the Trust may be dissolved only if the Liquidating Trustee has (y) determined that, to the best of its knowledge, there are no claims with respect to Liabilities that are likely to arise or become known to the Liquidating Trustee, or (z) made such provision as will be reasonably likely to be sufficient to provide payments for any claims with respect to Liabilities that have not yet arisen but that, based on facts known to the Liquidating Trustee, are likely to arise prior to dissolution. Notwithstanding the expiration of the initial three year term pursuant to the foregoing clause (i), if the Trust Estate has not been fully distributed or business of the Trust has not been completed, then the Liquidating Trustee may, in its discretion, elect for the three year anniversary of the date hereof not to be an event of dissolution and for the Trust to remain in existence for up to three successive one year periods; provided, however, that in order for the third anniversary of the date hereof not to constitute an event of dissolution as aforesaid, the Liquidating Trustee shall have received an opinion of counsel to the Trust regarding the registration and reporting requirements of the Trust under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any other matters, including tax matters, the Liquidating Trustee shall request with regard to compliance by the Trust with applicable federal securities and tax laws.

         3.4 TITLE TO TRUST ASSETS. Upon Transfer, the Trust Estate and Trust Receipts shall be vested in the Trust solely for the benefit of the Beneficiaries, subject to the payment and discharge of the Final Liabilities as provided herein. Title to the Trust Estate and the Trust Receipts shall be held either, in the discretion of the Liquidating Trustee, in the name of the Trust or in the name of the Liquidating Trustee, not in its individual capacity, but solely as Liquidating Trustee.

         3.5 DISSOLUTION BY BENEFICIARIES. The Trust may be dissolved at any time by the action of Beneficiaries having more than 66.7% of the aggregate Beneficiary's Percentage Interests; provided, however, that the Trust may not be dissolved pursuant to such action of Beneficiaries unless prior to any such dissolution, the Liquidating Trustee has determined, in accordance with Article Nine that, to the best of its knowledge, there remains no Liabilities for which the Trust may be responsible.

                                   ARTICLE 4
                                PURPOSE OF TRUST

         4.1 PURPOSE. The purpose of the Trust is to conserve, protect, liquidate and collect the Trust Estate in a manner calculated to conserve and protect the Trust Estate (including any Trust Receipts received from sub-lessors of the real property described by the Lease Agreements) until such time as the proceeds can be distributed, and to collect and distribute the income and proceeds therefrom to the Beneficiaries in as prompt and orderly a fashion as possible after the payment of Final Liabilities and the making of reasonable provision for claims and contingent liabilities, all in accordance with the provisions of this Agreement and the Plan. The Trust is, therefore, organized and shall be administered for the sole purpose of resolving such claims, paying such liabilities and liquidating and collecting such Assets of the Corporation as existed immediately prior to the Transfer, and of the Trust as may exist after the Transfer, and distributing the available Assets to the Beneficiaries. The activities of the Trust shall be limited to those directly related to that purpose. The Trust shall not be or have the power to be an organization having as a purpose the carrying on of any trade or business. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, joint venture or any other entity formed to conduct a trade or business.

         4.2 UNKNOWN ASSETS AND LIABILITIES. The Liquidating Trustee shall be responsible only for Assets assigned to it hereunder, and shall have no duty to make, nor incur any liability for failing to make any search for unknown Assets or Liabilities.

                                   ARTICLE 5
                             APPOINTMENT OF TRUSTEES

         5.1 TRUSTEES. The Trust shall have one, and may have more than one, trustee; provided, however, that at all times during the life of the Trust, no less than one trustee shall qualify as a resident in the State of Delaware pursuant to Section 3807 of the Trust Act, which shall initially be the Delaware Trustee. If the Delaware Trustee or its successor is the sole trustee of the Trust, then the Delaware Trustee shall have all of the power and authority of the Liquidating Trustee hereunder.

         5.2 APPOINTMENT OF TRUSTEES. The Corporation hereby appoints the Delaware Trustee and the Liquidating Trustee as trustees of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         5.3 ACTION BY SOLE TRUSTEE. The Liquidating Trustee shall have the power, whether general or specific, acting alone, to perform any action authorized to be performed by the Trustees pursuant to this Agreement or the Trust Act; provided, however, that as to matters and duties for which action is required of the Delaware Trustee by the Trust Act, the Delaware Trustee shall have authority and duty to act on behalf of the Trust, but shall have no authority or obligation to act in any other matter or duty, except as specifically provided in the last sentence of Section 5.1.

         5.4      NO BOND. The Trustees shall serve without bond.

                                   ARTICLE 6
                           DUTIES OF DELAWARE TRUSTEE

         6.1 APPOINTMENT OF DELAWARE TRUSTEE. The Delaware Trustee hereby accepts its appointment made in this Agreement subject to the terms hereof, and the conditions enumerated below and agrees to act as Delaware Trustee pursuant to the terms hereof.

                  (a) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware (the "DELAWARE LOCATION REQUIREMENT"). It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Liquidating Trustee.

                  (b) The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and
(ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under
Section 3811 of the Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficiaries, it is hereby understood and agreed by the other parties thereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee shall have no liability for the acts or omissions of the Liquidating Trustee.

                  (c) Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing or any paper or instrument or further act to be done on the part of the party thereto, except as may be required by applicable law; provided that such successor trustee must result in the Trust continuing to meet the Delaware Location Requirement.

                  (d) The Delaware Trustee shall be entitled to all of the same rights, protections, limitations of duty or liability, indemnities and immunities under this Agreement and with respect to the Trust as the Liquidating Trustee, mutates mutandis. No amendment or waiver of any provision of this Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

                                   ARTICLE 7
                        ACCEPTANCE BY LIQUIDATING TRUSTEE

         7.1 ACCEPTANCE OF APPOINTMENT. The Liquidating Trustee hereby accepts its appointment made in this Agreement subject to the terms hereof, and the conditions enumerated below and agrees to act as Liquidating Trustee pursuant to the terms hereof.

                  (a) The Liquidating Trustee shall in no case or event be liable for any damage caused by the exercise of its discretion as authorized in this Agreement in any particular manner, or for any other reason, except with respect to any matter as to which the Liquidating Trustee shall have been adjudicated to have acted in bad faith or with willful misfeasance, reckless disregard of its duties or gross negligence, nor shall the Liquidating Trustee be liable or responsible for forgeries or false impersonation. The Liquidating Trustee shall not be liable for honest mistakes of judgment or for losses or liabilities due to such honest mistakes of judgment.

                  (b) If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Agreement or its terms or conditions, the Liquidating Trustee shall not be required to determine the same or to take any action in the premises but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Liquidating Trustee may reasonably require.

                  (c) The Liquidating Trustee may utilize or be reimbursed from the Trust Estate with respect to all Liabilities (including amounts paid in satisfaction of judgments, in compromise, or as attorneys' fees and expenses) reasonably incurred by the Liquidating Trustee in connection with the defense or disposition of any Assets, action, suit or other proceeding in which the Liquidating Trustee may be involved or with which the Liquidating Trustee may be threatened by reason of its being or having been a trustee pursuant to this Agreement, except with respect to any matter as to which the Liquidating Trustee shall have been adjudicated to have acted in bad faith or with willful misfeasance, reckless disregard of its duties or gross negligence.

                  (d) Notwithstanding any other provision of this Agreement, the Liquidating Trustee's responsibility for payment of, or provision for, any Liabilities of the Trust or the Liquidating Trustee (other than taxes and other charges based upon or measured by the Liquidating Trustee's net or gross income or net or gross receipts relating to the compensation paid to the Liquidating Trustee hereunder) shall be limited to the property and assets in the Trust Estate and shall be dischargeable only therefrom.

         7.2 LIMITATIONS. The Liquidating Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions thereof. The Liquidating Trustee shall not be subject to any personal liability whatsoever to any person in connection with the Trust Estate or the affairs of the Trust, and all persons dealing with the Trustees must look solely to the Trust Estate for the enforcement of any claims against the Trustees of the Trust Estate, except with respect to any matter as to which the Liquidating Trustee shall have been adjudicated to have acted in bad faith or with willful misfeasance, reckless disregard of its duties or gross negligence. No provision of this Agreement shall be construed to relieve the Liquidating Trustee from liability for its own misconduct knowingly and intentionally committed in bad faith, except that:

                  (a) The Liquidating Trustee shall not be required to perform any duties or obligations, except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Liquidating Trustee;

                  (b) In the absence of bad faith on the part of the Liquidating Trustee, the Liquidating Trustee may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Liquidating Trustee and conforming to the requirements of this Agreement;

                  (c) The Liquidating Trustee shall not be liable for any error of judgment made in good faith; and

                  (d) In the absence of bad faith by the Liquidating Trust, the Liquidating Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with (i) a written opinion of legal counsel addressed to the Liquidating Trustee or (ii) the direction of the Beneficiaries holding 66.7% aggregate Beneficiary's Percentage Interests on any matter relating to the exercise by the Liquidating Trustee with respect to the Trust of any trust or power conferred upon the Liquidating Trustee under this Agreement.

         7.3 RELIANCE OF LIQUIDATING TRUSTEE. Except as otherwise provided in Section 7.2:

                  (a) The Liquidating Trustee may rely upon and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Liquidating Trustee may consult with legal counsel to be selected by it, and in the absence of bad faith, the Liquidating Trustee shall not be liable for any action taken or suffered by them in accordance with the advice of counsel; and

                  (c) Persons dealing with the Liquidating Trustee in connection with the Trust shall look only to the Trust Estate to satisfy any liability incurred by the Liquidating Trustee in good faith to any such person in carrying out the terms of the Trust, and the Liquidating Trustee shall have no personal or individual obligation to satisfy any such liability.

                                   ARTICLE 8
                          DUTIES OF LIQUIDATING TRUSTEE

         8.1 GENERAL POWERS OF THE LIQUIDATING TRUSTEE. In addition to such powers as may from time to time be granted to the Liquidating Trustee, the Liquidating Trustee may take all such action and is hereby granted such powers as may appear necessary or proper to comply with the laws of the appropriate jurisdictions and to effect and carry out the terms and purposes of this Agreement with respect to the Trust Estate. The Trust or the Liquidating Trustee shall hold legal and equitable title to all Assets at any time constituting a part of the Trust Estate solely for the benefit of the Beneficiaries and shall hold such Assets in trust to be administered and disposed of by the Liquidating Trustee pursuant to the terms of this Agreement.

         8.2 LIMITATIONS ON LIQUIDATING TRUSTEE. The Liquidating Trustee shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any activity except to the extent necessary to conserve or maintain the Trust Estate, to resolve, contest, settle, satisfy or discharge the Liabilities, and to facilitate expeditious liquidation of the Trust Estate, and to carry out its duties under this Agreement.

         8.3 SPECIFIC POWERS EXERCISABLE BY LIQUIDATING TRUSTEE. The Liquidating Trustee shall have the following specific powers with respect to the Trust, and the enumeration of such powers shall not be considered in any way to limit or control the power of the Liquidating Trustee to act as specifically authorized in any other section or provision of this Agreement:

                  (a) To evaluate and determine the terms on which Assets comprising the Trust Estate should be sold or otherwise disposed of and to sell or otherwise dispose of any of the Trust Estate in exchange for the fair value thereof if the Liquidating Trustee finds such sale or disposition necessary or advisable to render the Trust Estate's assets more suitable for distribution to the Beneficiaries;

                  (b) To collect and receive on behalf of the Beneficiaries and for their benefit any and all monies and other property of whatsoever kind or nature due to, or owing or belonging to the Trust and to give full discharge and acquittance therefor;

                  (c) Pending sale or other disposition or distribution, to retain all or any Assets constituting part of the Trust Estate;

                  (d) To do and perform any acts or things necessary or appropriate to carry out the purpose of the Trust, including acts or things necessary or appropriate to maintain Assets held by the Liquidating Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries;

                  (e) To cause any investments of the Trust Estate to be registered and held in the name of the Liquidating Trustee or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

                  (f) To prosecute, contest, defend, settle and compromise any and all claims, suits or other actions that are or may be brought by or against the Trust or the Liquidating Trustee relating to the Assets, the Trust, the Liquidating Trustee or the Trust Estate, and to pay, discharge or otherwise satisfy Final Liabilities as provided in Section 9.1 hereof, and to carry any such insurance, as the Liquidating Trustee shall determine, to protect the Trust Estate and Liquidating Trustee from liability;

                  (g) To cancel, terminate, or amend any instruments, contracts, or agreements relating to or forming a part of the Trust Estate or negotiate a compromise or settlement with respect thereto, and to execute new instruments, contracts or agreements, notwithstanding that the terms of any such instruments, contracts, or agreements may extend beyond the terms of the Trust, provided that no such new instrument, contract or agreement shall permit the Liquidating Trustee to engage in any activity prohibited hereunder;

                  (h)      Upon a determination of insolvency pursuant to
Section 9.1(d) hereof, the Liquidating Trustee may on behalf of the Trust: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, to consent to or fail to contest in a timely and appropriate manner any petition filed against the Trust in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of the Trust Assets, (v) admit in writing the Trust's inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any action for the purpose of authorizing any of the foregoing.

                  (i) In the event any of the property which is or may become a part of the Trust Estate is situated in any state or other jurisdiction in which the Liquidating Trustee is not qualified to act as Liquidating Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Liquidating Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Trust, except as limited by the Liquidating Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Liquidating Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Liquidating Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Liquidating Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

                  (j) To perform any act authorized, permitted, or required under any instrument, contract, agreement, or cause of action relating to or forming a part of the Trust

Estate, whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement;

                  (k) To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or of the Corporation if otherwise required, as the Liquidating Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, or causes of action relating to or forming a part of the Trust Estate;

                  (l) To prepare and issue to the Beneficiaries reports and accountings of the Trust's Assets, income and expenses in connection with (i) distributions of Trust income and Assets to Beneficiaries, (ii) Trust and Beneficiary tax filings, (iii) a final accounting of Trust income and Assets upon termination of the Trust, or (iv) as may be required by law, it being understood and agreed that it is a purpose of the Trust that its reporting obligations to Beneficiaries be simplified in order to reduce costs and to preserve the Assets of the Trust, provided that the Liquidating Trustee may rely upon the advice of the Trust's legal counsel in determining its obligations under this Section 8.3(l);

                  (m) To pay from the Trust Estate all Trust Expenses, including, without limitation, the following: (i) Trustees' Expenses, (ii) Trust Advisor Expenses and any other Liabilities, owed or to be reimbursed by the Trust to any provider of services to the Trust, including without limitation legal, accounting, audit, brokerage, banking and similar services, (iii) all mailing, distribution and other expenses incurred in connection with reporting to and communicating with the Beneficiaries pursuant to Section 8.3(l) above,
(iv) all claims against the Trust Estate, including claims against the Trust for indemnification by the Trust and all Liabilities pursuant to Section 9.1 hereof,
(v) premiums for insurance coverage to protect the Trust's income and assets pursuant to Section 8.3(f) above, which the Liquidating Trustee, in its sole discretion, deems to be in the best interest of the Beneficiaries, and (vi) such other Final Liabilities as the Liquidating Trustee believes, in its good faith judgment, to be proper charges against the Trust's income and assets, including, without limitation, the following expenses accrued with respect to the Corporation prior to its transfer to the Trust: (A) costs and expenses incurred in connection with the operations of the Corporation, (B) audit and tax preparation services, (C) claims and liabilities of the Corporation, including, without limitation, legal costs and other costs of investigation and defense, and (D) such other costs and expenses as the Liquidating Trustee believes, in its good faith judgment, to be proper charges against the Trust with respect to the Corporation's existence and operations and the Transfer. Payment of such expenses by the Trust shall be subject to the Liquidating Trustee's receipt of satisfactory documentation for such expenses;

                  (n) To establish and maintain from cash Assets transferred by the Corporation and Trust Receipts, such amounts as the Liquidating Trustee, in its good faith judgment, determines from time to time are sufficient to pay estimated Trust Expenses, such amounts to be held in the name of the Trust in cash or cash equivalents, or in Permitted Investments, as a reserve (the "RESERVE");

                  (o) The Liquidating Trustee, or its affiliated investment advisor, may, on a temporary basis, for purposes of retaining sufficient cash to meet future Liabilities or prior to any distributions to Beneficiaries, invest any portion of the Trust Estate in Permitted Investments.

The Liquidating Trustee shall be restricted to the holding and collection of the Trust Estate, to the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Estate and the administration thereof in accordance with the provisions of this Agreement. The Liquidating Trustee shall reinvest such part of the Trust Estate as may be in cash, or as may be converted into cash, in Permitted Investments. In no event shall the Liquidating Trustee receive any property, make any distribution, satisfy or discharge any obligation, claim, liability or expense or otherwise take any action which is inconsistent with a complete liquidation of the Trust.

                  (p) To select one or more additional trustees to assist in the management and administration of the Trust, provided, however, that the Trust incurs no additional cost or expense thereby;

                  (q) To employ such agents and advisors (which may include the Liquidating Trustee, one or more of the Beneficiaries, or corporations or partnerships owned or controlled by the Liquidating Trustee or one or more Beneficiaries or former officers, employees and agents of the Corporation (including, without limitation, the engagement of Messrs. Jonathan Anderson or Robert Becker as Trust Advisors, as described in Article 13 hereof), and to confer upon them such authority as the Liquidating Trustee may deem necessary, appropriate or expedient (including the right to hire sub-agents or sub-advisors to assist them), and to pay reasonable compensation therefor from the Trust Estate; provided that any such agreements or arrangements with a person or entity affiliated with the Liquidating Trustee shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on not more than 60 days' prior written notice by the Trust;

                  (r) While serving as Liquidating Trustee, to engage Pepper Hamilton LLP (or such other counsel as the Liquidating Trustee may designate) as legal counsel for the benefit of the Liquidating Trustee and the Delaware Trustee, and to pay the fees and expenses of such counsel from the Trust Estate, and to engage such other consultants or legal counsel as the Liquidating Trustee shall see fit to assist in the administration of the Trust; and

                  (s) While serving as Liquidating Trustee, to engage Ernst & Young LLP (or such other independent auditor as the Liquidating Trustee may designate) as independent auditor for the benefit of the Liquidating Trustee, and to pay the fees and expenses of such independent auditor from the Trust Estate, and to engage such other consultants as the Liquidating Trustee shall see fit to assist in the administration of the Trust.

         8.4 SAFEKEEPING OF TRUST ASSETS. All Corporation Assets received hereunder by the Liquidating Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries. The Liquidating Trustee shall be under no liability for interest or for producing income on any moneys held or received by the Liquidating Trustee hereunder and held for distribution or payments to the Beneficiaries, except as such interest shall actually be received by the Liquidating Trustee.

         8.5 DETERMINATION OF OWNERSHIP. In the event of any disagreement between persons claiming to be transferees of any Beneficiary, the Liquidating Trustee shall be entitled at its option to refuse to recognize any such claims so long as such disagreement shall continue. In so refusing, the Liquidating Trustee may elect to make no payment or distribution in respect of such Beneficiary, and in so doing, the Liquidating Trustee shall be entitled to continue so to refrain and refuse so to act, until:

                  (a) the rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved; or

                  (b) all differences have been adjusted by valid agreement between such parties and the Liquidating Trustee shall have been notified thereof in a writing signed by all of the interested parties.

         8.6 CONTINUANCE OF LIQUIDATING TRUSTEE'S AUTHORITY AFTER TERMINATION. After the dissolution of the Trust and for the purpose of winding up the affairs of the Trust, the Liquidating Trustee shall continue to have the authority to act as such in accordance with the provisions of the Plan and this Agreement until its duties have been fully performed. Upon distribution of the entire Trust Estate, the Liquidating Trustee shall retain for a period of two years the books, records, Beneficiary lists and any other documents and files created by the Corporation or Trust and which shall have been delivered to the Liquidating Trustee. At the Liquidating Trustee's discretion, all of such records and documents may, but need not, be destroyed an any time after three years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all Liabilities of the Trust and final distribution of the entire Trust Estate, the Liquidating Trustee shall have no further duties or obligations hereunder.

         8.7 EXECUTION OF ESCROW AGREEMENT. On a date hereafter, the Trust shall enter into an escrow agreement in connection with the reimbursement of certain lease payments to be made with respect to the demised first and second floor premises located at 54-60 Baker Street, London, England. The form of such escrow agreement shall be substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 9
                   COLLECTION AND APPLICATION OF TRUST ASSETS

         9.1      ADMINISTRATION OF LIABILITIES.

                  (a) The Liquidating Trustee shall determine claims against the Trust and administer the Liabilities as provided in this paragraph 9.1.

                           (i)      To facilitate the administration and
disposition of Liabilities pursuant to this Agreement the Corporation shall, upon request, deliver, or shall cause the Trust Advisors, as such term is defined in Article 13 hereof, to deliver to the Trust such records, files and documents in the possession of the Corporation or the Trust Advisors as the Liquidating Trustee may request in order to perform its obligations under this
Section 9.1.

                           (ii)     When administering Liabilities involving
claims or legal actions against the Trust Estate, the Liquidating Trustee shall observe, subject to the other applicable provisions of this Agreement, the following procedures:

                                    (1)      ASCERTAINABLE LIABILITIES: The
Liquidating Trustee will review and analyze each of the Ascertainable Liabilities and determine whether to accept and pay or to dispute and contest such Ascertainable Liabilities based upon the Liquidating Trustee's determination of such Ascertainable Liabilities' legal validity (whether the claim asserted is legally enforceable) and amount (whether correct and due).

                                    (2)      LITIGATION LIABILITIES: The
Liquidating Trustee will contest and defend Litigation Liabilities to final judgment, including appropriate appeals, or settle as an appropriate resolution of Litigation Liabilities, as it may determine in its discretion to be in the best interest of the Beneficiaries, but subject to the requirements of this Agreement.

                  (b) In determining whether to contest or settle each of the Ascertainable Liabilities or Litigation Liabilities, the Liquidating Trustee shall consider, among other things, the following criteria:

                           (i)      Cost of defense (including, without
limitation, all legal fees and expenses attributable to such Liabilities and defense of a legal action seeking to enforce such Liabilities) compared to the amount of such Liabilities.

                           (ii)     Likelihood of the claimants of such
Liabilities prevailing under the asserted legal theory or cause of action and then known facts (including proof considerations).

                           (iii)    Precedential effect on administration of
other Liabilities or potential Liabilities against the Trust Estate and whether the amount of such Liabilities is or is not supported by known facts regarding actual damages.

                  (c) In evaluating whether to contest or settle, the Liquidating Trustee shall apply the reasonable business judgment (i.e., the Liquidating Trustee would be responsible for diligent identification of the legal issues, factual considerations and related risks and uncertainties presented by each of the Ascertainable Liabilities or Litigation Liabilities, relying on advice and evaluations of legal counsel and other professional advisors or consultants) which may include counsel retained by the Corporation prior to the creation of the Trust to defend such Liabilities, and other professional advisors or consultants), and then exercising reasonable judgment after consideration of all relevant factors and information. In the selection of legal counsel for any matter, the Liquidating Trustee shall consider the amount and complexity of the matter in relation to the appropriate experience, resources, reputation and fees and costs of selected counsel and shall consult in good faith with the Trust Advisors; provided, however, that if insurance coverage is available to the Trust on account of such Liabilities, the Liquidating Trustee shall have the right to accept counsel selected by any insurer which undertakes the defense of such Liabilities.

                  (d) The Liquidating Trustee shall have the right to defend any Liabilities, claims or legal actions on behalf of the Trust and may assert counterclaims in such actions. Upon advice of counsel, the Liquidating Trustee may initiate any legal proceeding against a third party regarding any Liabilities. In any action taken by the Liquidating Trustee, the Liquidating Trustee shall be deemed to represent the interests of all of the Beneficiaries, and it shall not be necessary to make any Beneficiary a party to such action. The Liquidating Trustee may file such proofs of claim and other papers as may be necessary or appropriate in order to have the claims of the

Trust or the Beneficiaries allowed in any judicial proceeding.

                  (e) Whenever the Liquidating Trustee, after consultation with counsel, consultants or other professional advisors, determines that there is a reasonable prospect that the Trust Estate will not be sufficient to satisfy all outstanding Liabilities and reasonably anticipated Liabilities, including Trustees' Expenses, or that the Trust is insolvent as such term is defined in
Section 101(32) of the Bankruptcy Code (11 U.S.C. Section 101(32)), the Liquidating Trustee may issue a notice of determination of anticipated insolvency pursuant hereof, based upon the Liquidating Trustee's assessment of available information. The Liquidating Trustee may also revoke any such determination at any time if it determines that certain facts or circumstances, material to its previous determination, have changed. Notwithstanding anything to the contrary in this Agreement, upon notice of a determination of anticipated insolvency, and so long as such determination has not been revoked by the Liquidating Trustee, no payments shall be made by the Liquidating
Trustee in respect of Liabilities. In the event of a determination of insolvency, the Liquidating Trustee on behalf of the Trust may take any of the actions described in Section 8.3(h) hereof.

         9.2 PAYMENT OF EXPENSES AND LIABILITIES. The Liquidating Trustee shall pay from the Trust Estate or otherwise discharge or provide defense or other resolution of all Liabilities of the Trust Estate in accordance with
Section 9.1, including without limitation, interest, taxes, assessments, public charges of every kind and nature, and costs, charges and expenses in connection with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided for in this Agreement or which may be determined by the Liquidating Trustee to be a proper charge against the Trust Estate, including any and all liabilities of the Corporation as of the date hereof or which arise hereafter. The Liquidating Trustee, in its sole discretion, may make provision by reserve or otherwise out of the Trust Estate for such amounts as may be determined by the Liquidating Trustee to be necessary or advisable to meet present or future Liabilities of the Trust, whether fixed or contingent, previously known or unknown.

                  (a) In accordance with Section 9.1, the following Liabilities shall be allocated and charged against the respective Trust Estate:

                           (i)      All Trustees' Expenses shall have priority
over any other Final Liabilities arising contemporaneously with or subsequent to such Trustees' Expenses. All Trustees' Expenses shall be paid to the Trustees in cash equal to the amount of such obligation as such obligation becomes due. The Trust hereby grants to the Trustees a security interest in, and a lien on the Trust Estate to the extent that any Trustees' Expenses shall remain unpaid.

                           (ii)     A Person holding the rights to payment of
Final Liabilities shall be paid cash equal to the amount of such obligations as such obligations become due, or shall be paid in such other form and manner as specified in the final judgment, if any, or settlement agreement, if any, with respect to such Final Liabilities.

                  (b) After the Effective Date, all payments with respect to Liabilities of the Corporation shall be made out of the Assets of the Trust Estate and nothing herein shall be deemed to establish an exclusive fund out of which any particular type of obligation is required to be paid. All payments by the Trust shall be made from principal or income or both as determined by the Liquidating Trustee in its absolute discretion.

         9.3 SALE OF TRUST ESTATE. The Liquidating Trustee may, at such times and for such amounts as it may deem appropriate, collect, liquidate, reduce to cash, sell, transfer, assign, exchange, convey or otherwise dispose of all or any part of the Trust Estate that it deems appropriate at public auction or at private sale for cash, securities or other property upon credit (either secure or unsecured) and upon such other terms and conditions as the Liquidating Trustee shall determine in its sole discretion; provided, however, that all such public auctions and/or private sales shall be conducted in such manned as to be deemed commercially reasonable. In addition, the Liquidating Trustee may evaluate and determine the disposition of Assets using the same criteria described in 9.1(b) hereof.

         9.4 SUB-LEASING OF PROPERTY DESCRIBED IN LEASE AGREEMENTS. The Liquidating Trustee shall use its commercially reasonable efforts, in its sole discretion, to minimize any Liabilities of the Trust or Corporation and conserve the Trust Estate by either (i) terminating the Lease Agreements, as promptly as possible consistent with payment to the lessor of fair value as described under the Lease Agreement or by law or (ii) hiring leasing brokers or agents to assist it in locating sub-lessees for any real property described in the Lease Agreements (the "Properties"), entering into leases with sub-lessees for any of the Properties upon such terms as the Liquidating Trustee may deem appropriate given current market conditions, it being understood that the Trustee shall use its reasonable judgment to determine the best course of action to follow in connection with the Properties to minimize such Liabilities.

         9.5 COLLECTION OF TRUST ASSETS. All Assets constituting the Trust Estate shall be received, accepted and safekept by the Liquidating Trustee as provided in Section 2.2 hereof, and all Trust Receipts shall be collected by the Liquidating Trustee and held as part of the Trust established herein. The Trust Estate shall be held and administered for the payment and discharge of Liabilities as provided in Section 9.1, and for the distribution to the Beneficiaries as provided in Section 9.8.

         9.6 CONTINUING EFFORTS TO RESOLVE CLAIMS AND LIABILITIES. In accordance with this article, the Liquidating Trustee will make continuing efforts to resolve any Liabilities for which the Trust may be responsible, dispose of the Trust Estate, make timely distributions, and not unduly prolong the duration of the Trust.

         9.7 LIQUIDATION OF ASSETS. The Liquidating Trustee shall use reasonable best efforts, in its sole discretion, (i) to liquidate, as promptly as possible consistent with obtaining fair value for such Assets, all Assets not divisible into separate legal interests or otherwise not suited for in kind distribution in the form in which such Assets are received by the Trust, and
(ii) to distribute all Assets suitable for in kind distribution unless such distribution will result in loss of value. All monies received on such liquidation shall be paid or distributed as provided herein and be subject to all provisions hereof.

         9.8      INTERIM LIQUIDATING DISTRIBUTIONS; FINAL LIQUIDATING
DISTRIBUTIONS.

                  (a) From time to time, the Liquidating Trustee may (i) conduct a review of all payments made from the Trust after the Effective Date and of all anticipated and pending

Liabilities against the Trust, (ii) consider the extent to which the value of the Assets held by the Trust exceeds the amount of anticipated Final Liabilities to be made out of the Assets of the Trust prior to the Final Distribution Date;
(iii) consider the expense likely to be associated with any Interim Liquidating Distribution to Beneficiaries; and (iv) consider any other information the Liquidating Trustee deems relevant. Based on such considerations, the Liquidating Trustee may, in its sole discretion, distribute, on one or more occasions subsequent to the Effective Date and prior to the Final Distribution Date, such amount from the Assets of the Trust as the Liquidating Trustee, in its sole discretion, deems reasonable and appropriate, ratably to Beneficiaries in accordance with their Beneficiary's Percentage Interests (an "INTERIM LIQUIDATING DISTRIBUTION"); provided that the Liquidating Trustee must be reasonably satisfied that the value of the Assets remaining in the Trust following each such distribution will be reasonably likely to be sufficient to satisfy all remaining Liabilities of the Trust that are pending or likely to arise prior to the Final Distribution Date. Subject to the foregoing proviso, the Liquidating Trustee shall make an Interim Liquidating Distribution no later than December 31st each year of any proceeds from Trust Receipts or income from Permitted Investments. Each Interim Liquidating Distribution, if any, shall be made by the Liquidating Trustee (with or without the assistance of a transfer agent) in the same manner provided in paragraph (c) of this Section 9.8 with respect to the Final Liquidating Distribution, if any.

                  (b) As soon as practicable after (i) all Final Liabilities have been paid (including the payment of all Trustees' Expenses); and (ii) the Liquidating Trustee has (y) determined to the best of its knowledge that there are no claims with respect to future Liabilities that are likely to arise, or (z) made such provision or arrangement with respect to such future Liabilities, the Liquidating Trustee shall distribute all Assets remaining in the Trust (to the extent any Assets remain), ratably (except as set forth in Section 16.4 hereof) to the Beneficiaries in accordance with their Beneficiary's Percentage Interests (the "FINAL LIQUIDATING DISTRIBUTION"). Remaining amounts, if any, reserved pursuant to clause (z) above but ultimately not used to satisfy future Liabilities, shall be distributed to the Beneficiaries ratably in accordance with their Beneficiary's Percentage Interests.

                  (c) The Final Liquidating Distribution, if any, shall be made by the Liquidating Trustee (with or without the assistance of a transfer agent) by first class mail, postage prepaid, or by such other means as the Liquidating Trustee deems appropriate. The Final Liquidating Distribution shall be sent to the last known address of each Beneficiary as shown in the records of the Liquidating Trustee.

         9.9 DISTRIBUTIONS BY LIQUIDATING TRUSTEE ON DISSOLUTION. Upon termination of the Trust, the Liquidating Trustee shall distribute or apply the remaining Trust Estate to or for the benefit of the Beneficiaries as set forth in Sections 9.7 and 9.8. The Corporation and Liquidating Trustee acknowledge and agree that, upon dissolution of the Trust, certain Assets of the Trust Estate may not be divisible for purposes of in kind distribution to the Beneficiaries, or may not be marketable or otherwise transferable. The Liquidating Trustee may, on the advice of counsel, retain a reasonable sum for payment of or to provide for all known Liabilities of the Trust and the Liquidating Trustee.

                                   ARTICLE 10
                             REPORTING REQUIREMENTS

         10.1 ANNUAL REPORTS. The fiscal year of the Trust shall end on December 31 of each year unless the Liquidating Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end. Unless relief from such requirements is granted by the SEC, as soon as practicable after the close of each fiscal year (including the year in which the Trust dissolves as provided in Article Three or Article Nine), and in any event within 90 days after the close of each fiscal year (including the year in which the Trust dissolves as provided in Article Three or Article Nine), the Liquidating Trustee shall prepare, file with the SEC an Annual Report on Form 10-K using the file number of the Corporation. Such report shall also describe the changes in the Trust's assets during the period and the actions taken by the Liquidating Trustee during the period. The financial statements contained in such reports shall not need to be audited by an independent public accountant.

         10.2 FEDERAL INCOME TAX REPORTING. The Liquidating Trustee will file annually on a timely basis the appropriate tax returns for the Trust and which treat the Trust as a grantor trust pursuant to U.S Treasury Regulation
Section 301.7701-4(d), and will provide each Beneficiary with the information needed to file his or her federal income tax return. The Liquidating Trustee will file any other tax forms or reports that are required with respect to the Trust or its Beneficiaries.

         10.3 SEC FILINGS. During the course of a fiscal year, whenever a material event relating to the Trust's assets occurs, the Liquidating Trustee shall, within a reasonable period of time after such occurrence, prepare and file with the SEC a Current Report on Form 8-K or an interim report describing such event. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 10.1 will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Liquidating Trustee.

         10.4 FINAL REPORT. Before making its Final Liquidating Distribution, the Liquidating Trustee shall submit a written report to the Beneficiaries (which report shall constitute the final accounting of the Liquidating Trustee) showing the assets administered, the distributions made by the Liquidation Trustee and the final distributions to be made by the Liquidation Trustee. Any Beneficiary who fails to file and serve on the Liquidation Trustee a written objection to the final report and accounting within twenty (20) days after such report or account is first mailed to the Beneficiaries (with no additional days to be added for service by mail) shall be deemed to have assented thereto and approved the contents thereof. If no objection is filed to the final report and accounting within the time frame set forth above, then upon making the Final Liquidating Distribution in the manner set forth in the final report, the Trustees shall be: (i) fully discharged of their duties hereunder and under the Plan; and, (ii) fully discharged and released from all duties, liabilities and obligations of every kind and nature to the Beneficiaries, except as expressly set forth herein to the contrary.

                                   ARTICLE 11
                                  BENEFICIARIES

         11.1     BENEFICIAL INTERESTS.

                  (a) After the Effective Date, the Beneficiary's Percentage Interest of each

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

Beneficiary shall be determined by the Liquidation Trustee in accordance with
Section 1.1(f) above. Such determination shall be based upon a certified copy of the list of Corporation Stockholders and their addresses as of the Effective Date as shown on SCHEDULE B attached hereto (the "CORPORATION STOCKHOLDER LIST"). To be able to determine the appropriate Beneficiary's Percentage Interest of each Beneficiary, on (or promptly after) the Effective Date, the Corporation will cause the transfer agent of the Corporation to deliver a certified copy of the Corporation Stockholder List to the Liquidating Trustee. The Beneficiary's Percentage Interest of each Beneficiary shall be set forth next to the name of each Beneficiary as shown on SCHEDULE B attached hereto.

                  (b) After the Effective Date, Beneficiary's Percentage Interests in the Trust shall not be represented by certificates, and no Beneficiary shall be entitled to such a certificate.

                  (c) If the Beneficiary's address shall change from that set forth in the Corporation Stockholder List, such Beneficiary must promptly notify the Liquidating Trustee in writing with respect to the change in address.

         11.2 RIGHTS OF BENEFICIARIES. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to his Beneficiary's Percentage Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The Beneficiary's Percentage Interest of each Beneficiary is hereby declared and shall be in all respects personal property and upon the death of an individual Beneficiary, such Beneficiary's Percentage Interest shall pass to such Beneficiary's legal representative and heirs, as applicable, and such death shall not terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, possession of, management of, or control of, the Trust Estate except as herein expressly provided. No widower, widow, heir, or devisee or any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property whatever forming a part of the Trust Estate, but the whole title to all the Trust Estate shall be vested in the Liquidating Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement. The Beneficiaries will be treated as the grantors and deemed owners of the Trust for federal income tax purposes, and they will be treated for federal income tax purposes as owning undivided interests in its Assets.

         11.3 NO TRANSFER OF INTERESTS OF BENEFICIARIES. After the Effective Date, the Beneficiary's Percentage Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner anticipate or dispose of such Beneficiary's Percentage Interest in the Trust; provided, however, that the Beneficiary's Percentage Interest of a Beneficiary shall be assignable or transferable by will, intestate succession, or operation of law and, in any event, in accordance with applicable federal and state securities laws.

         11.4 UNCLAIMED INTERESTS. In the event that the Liquidating Trustee receives notice by a Beneficiary of its intent to abandon, renounce or otherwise not claim its beneficiary interests (the "RENOUNCED INTEREST") in the Trust, the Liquidating Trustee shall allocate and distribute the Renounced Interest to the Beneficiaries participating in the distributions with respect to the

Trust. In the event that the Liquidating Trustee is unable to locate a Beneficiary for purposes of making a distribution, no further distributions to such Beneficiary shall be made unless and until the Liquidating Trustee is informed in writing by such Beneficiary of the Beneficiary's current address, at which time missed distributions shall be made to such Beneficiary without interest. The Liquidating Trustee has no duty to attempt to locate any Beneficiary. If any Beneficiary cannot be located, such distributions shall be set aside and maintained by the Liquidating Trustee. If any Beneficiary cannot be located prior to the Final Liquidating Distribution, any unclaimed and undeliverable distributions shall become the property of the Trust Estate and shall escheat to the state of such Beneficiary's last known state of residence pursuant to the manner prescribed by law for the handling and disposition of unclaimed property.

         11.5 NO PARTICIPATION IN TRUST MANAGEMENT AND ADMINISTRATION. No Beneficiary, as such, shall take part in the management or administration of the Trust, or transact any business for the Trust, or have power to sign for or bind the Trust to any agreement, oral or written, or any instrument or other document. Notwithstanding anything herein to the contrary, unless approved by the consent more than 66.7% of the aggregate Beneficiary's Percentage Interests (subject to the penultimate sentence of this Section 11.5), the Liquidating Trustee shall not:

                  (a) Dissolve the Trust, except as provided in Section 3.5 above;

                  (b) Merge or consolidate with any other partnership, corporation, limited liability company or other entity or convert this statutory trust to any other form of business entity; or

                  (c) Amend this Agreement with respect to any provision which will by its terms materially adversely affect the rights of any Beneficiary with respect to its Beneficiary Interest, except to the extent such amendment is required by applicable law.

The Beneficiaries shall not have any voting rights other than as expressly provided in this Agreement.

         11.6 WRITTEN CONSENT. No meetings of the Beneficiaries shall be held and all votes or consents required or permitted to be taken by the Beneficiaries shall be taken by a consent in writing, setting forth the action so taken, signed by Beneficiaries having not less than the minimum number of votes necessary to authorize or take that action.

         11.7 EVIDENCE OF ACTION BY BENEFICIARIES. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including any vote, the making of any demand or request, the giving of any notice, consent, or waiver, the removal of one of the Trustees, the appointment of a successor trustee, or the taking of any other action), the fact that at the time of taking any such action, such holders have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing.

         11.8 LIMITATIONS ON SUITS BY BENEFICIARIES. No Beneficiary shall have any right by virtue of any provision in this Agreement to institute any action or proceeding at law or in equity against any party other than the Trust, upon or under or with respect to the Trust Estate or any agreements relating to or forming parts of the Trust Estate, and the Beneficiaries do hereby waive any such right.

         11.9 REQUIREMENT OF UNDERTAKING. The Liquidating Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Liquidating Trustee for any action taken or omitted by it as Liquidating Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit by the Liquidating Trustee, and such undertaking shall not be required from the Liquidating Trustee or otherwise required in any suit by any Beneficiary or group of Beneficiaries having aggregate Beneficiary's Percentage Interests of more than 66.7% of all Beneficiary's Percentage Interests.

         11.10 DISCLOSURE OF BENEFICIARIES. If requested in writing by a Beneficiary, the Liquidating Trustee shall deliver a list of the Beneficiaries (reflecting names and addresses as shown on the records of the Liquidating Trustee) including the Beneficiary's Percentage Interests held by each such Beneficiary in the Trust.

                                   ARTICLE 12
                       TRUSTEES' EXPENSES; INDEMNIFICATION

         12.1 COMPENSATION AND REIMBURSEMENT OF EXPENSES. All Trustees' Expenses shall be paid in accordance with Section 9.2(a) hereof. To the extent that any Trustees' Expenses remain unpaid, the Trustees shall have a lien on the Trust Estate until the Trust has paid to the Trustees any outstanding amounts.

         12.2 MULTIPLE TRUSTEES. In the event there is more than one trustee, the Liquidating Trustee may allocate the Trustees' Expenses among Trustees as they may, in their discretion, mutually agree; provided, however, that in no event shall the Trust incur aggregate costs or expenses in connection with the Trustees' Expenses greater in amount than would have been incurred were there a single trustee performing such services as required by this Agreement.

         12.3 INDEMNIFICATION OF TRUSTEES. Each of the Trustees shall be indemnified by and receive reimbursement from the Trust Estate from any and all claims, losses, liabilities or damages which such Trustee may incur or sustain, in the good faith exercise and performance of any of the powers and duties of such Trustee with respect to the Trust under this Agreement; provided, however, no party other than the Liquidating Trustee shall have the right to cause the Trust to indemnify the Trustees. The Beneficiaries shall indemnify the Trustees and Trust to the extent of any claims made by third parties against the Trustees or Trust for making distributions to Beneficiaries under this Agreement ("THIRD PARTY CLAIMS"); provided, however, that the liability of any Beneficiary for such indemnification shall be the lesser of (i) its Beneficiary's Percentage Interest times the amount of such Third Party Claims or (ii) the aggregate amount of distributions which such Beneficiary has received hereunder. The Liquidating Trustee shall purchase with Assets of the Trust Estate such insurance as it feels, in the exercise of its discretion, adequately insures that it shall be indemnified against any such loss, liability or damage pursuant to Article 7 hereof and this Article 12.

         12.4 NO DUTY NOT TO COMPETE. The Trustees, in their individual capacity or through corporations, partnerships or other entities which they control or in which they have an interest, may engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of real property, or the investment of securities, or the provision of any services in connection with such activities, whether or not in competition with any part of the Trust Estate. The Trustees have no duties to present any business opportunity to the Trust before taking advantage of such opportunity either in their individual capacities or through participation in any entity.

                                   ARTICLE 13
                                ADVISORY SERVICES

         13.1 ADVISORY SERVICES AGREEMENT. The Liquidating Trustee shall cause the Trust to enter into an agreement with each of Messrs. Jonathan Anderson and Robert Becker to serve as advisors to the Trust (the "TRUST ADVISORS"), in the forms attached hereto as EXHIBITS B-1 AND B-2. With respect to the Liquidating Trustee's performance of its duties hereunder, the Liquidating Trustee may, but is not obligated to, rely on the advice and counsel of the Trust Advisors with respect to certain matters, including, without limitation, matters relating to the Corporation's continuing lease obligations, state sales tax obligations, interests in ongoing litigation matters and other Liabilities. Each Trust Advisor will receive a fee or other compensation in connection with his services to the Trust ("ADVISORY SERVICES") in accordance with EXHIBITS B-1 AND B-2, and the Trust will reimburse the Trust Advisors for out-of-pocket expenses and related expenses directly incurred in connection with the provision of Advisory Services ("TRUST ADVISOR EXPENSES").

         13.2 OTHER ACTIVITIES. Each of the Trust Advisors may engage in any activities, whether or not related to the assets or affairs of the Trust. Each of the Beneficiaries of the Trust agrees that each of the Trust Advisors (A) may engage in or possess an interest, direct or indirect, in any business venture of any nature or description for such person's own account, independently or with others, including, without limitation, any business, industry or activity in which the Trust may have investments and (B) may do so without any obligation to report the same to the Trust or any of the Beneficiaries or to afford the Trust any opportunity to participate therein. Neither the Trust nor any Beneficiary shall have any right in or to any such independent venture or investment or the revenues or profits derived therefrom.

         13.3 WAIVER OF CONFLICTS. The fact that either of the Trust Advisors is employed by, or is directly or indirectly interested in or connected with, any person or entity employed or engaged by the Trust to render or perform a service, or from whom the Trust may make any purchase, or to whom the Trust may make any sale, shall not prohibit the Trust from engaging in any transaction with such person or entity, or create any additional duty of legal justification by such person or entity beyond that of an unrelated party, and neither the Trust nor any Beneficiary shall have any right in or to any revenues or profits derived from such transaction by either of the Trust Advisors.

                                   ARTICLE 14
                      INDEMNIFICATION OF BOARD AND OFFICERS

The Trust shall from and to the extent of the Trust Estate, indemnify, save, defend and hold harmless the officers and directors of the Corporation with respect to all matters in connection with the Corporation to the same extent that the Corporation and not the Trust were the indemnifying party under the Corporation's certificate of incorporation, the Corporation's bylaws, any agreement between the Corporation and such officer or director or Section 145 of the DGCL, to the extent not covered by any insurance policy. On or after the Effective Date, the Liquidating Trustee shall take all reasonably necessary action to cause such obligations to be covered by insurance and to be paid by the insurance company to the extent any such obligation is covered by any insurance policy. To the extent not covered by insurance, any expenses (including attorney's fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Trust and advanced by the Liquidating Trustee to such officer or director in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not authorized to be indemnified pursuant to Section 145 of the DGCL.

                                   ARTICLE 15
                       RESIGNATION AND REMOVAL OF TRUSTEES

         15.1 TRUSTEE RESIGNATION. Subject to Section 15.2, the Liquidating Trustee and the Delaware Trustee shall have the right to resign at any time upon thirty (30) days written notice to the Beneficiaries. Upon such resignation, the holders of a majority in Interest of the Beneficiary Interests shall appoint a successor liquidating trustee and/or a successor Delaware trustee.

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

         15.2 REMOVAL OF TRUSTEE. The Liquidating Trustee and the Delaware Trustee may be removed and its duties terminated at any time with respect to the Trust, and its successor appointed, by written action of Beneficiaries holding aggregate Beneficiary's Percentage Interests of more than 66.7% of all Beneficiary's Interests.

         15.3 APPOINTMENT OF SUCCESSOR. No resignation or removal of either of the Trustees (the "RELEVANT TRUSTEE") and no appointment of a successor trustee pursuant to this Article 15 shall become effective until the acceptance of appointment by the successor trustee. If an instrument of acceptance by the successor trustee shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor trustee.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

         16.1     FILING DOCUMENTS.

A copy of this Agreement and all amendments thereof shall be available at all reasonable times for inspection by any Beneficiary or his duly authorized representative at Wells Fargo Bank Minnesota, National Association, Customized Fiduciary Services, MAC N9303-120, Sixth & Marquette, Minneapolis, MN 55479,
Attention: Timothy Mowdy (or the address of any successor trustee, which address shall be inserted herein at the time of such succession) and a copy shall be filed on Form 8-K with the SEC. The Liquidating Trustee shall file or record any instrument which relates to any change in the office of the Liquidating Trustee.

         16.2 AMENDMENTS. Except with respect to Section 12.3 and Article 14 hereof, the Beneficiaries having more having more than 66.7% of the aggregate Beneficiary's Percentage Interests shall have the right at any time to amend any of the provisions of this Agreement with respect to the Trust, or any amendment thereto, provided that, to the extent such amendment or modification increases or adversely impacts the obligations of Trustees hereunder, the consent of Trustees shall be required in order to make such amendment effective.

         16.3 INTENTION OF PARTIES TO ESTABLISH TRUST; FEDERAL INCOME TAX INTENTIONS. It is intended that the Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of U.S. Treasury Regulation
Section 301.7701-4(d) (Section 331 of the Code). The Beneficiaries are intended to be treated for federal income tax purposes as having received the Assets from the Corporation and then as having contributed the Assets to the Trust, and such transfer of the Assets is intended to be treated as a distribution to the stockholders of the Corporation pursuant to the Corporation's plan of complete liquidation. The Beneficiaries will be treated as the grantors and deemed owners of the Trust and they will be treated for federal income tax purposes as owning undivided interests in its Assets.

         16.4 TAX WITHHOLDING. The Liquidating Trustee shall withhold from any amount held on behalf of or distributable from the Trust at any time to any Beneficiary, and may deposit such amounts withheld with the applicable taxing authority, such sum or sums as the Liquidating Trustee determines are required by law to be withheld in respect of any taxes or other charges with respect to such Beneficiary. The Liquidating Trustee may require any Beneficiary to provide, in the manner required by the Liquidating Trustee, such information that the Liquidating Trustee determines is required to satisfy the Liquidating Trustee's obligations under applicable tax law, and the Liquidating Trustee may condition any distribution to any Beneficiary upon compliance with such requirement. Amounts withheld pursuant to this Section 16.4 with respect to a Beneficiary shall be treated as having been distributed to such Beneficiary for purposes of determining the distributions which such Beneficiary has received and is entitled to receive hereunder.

         16.5 NOTICES. Any notice or other communication by the Liquidating Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by U.S. mail addressed to such person at his address as shown in the records of the Liquidating Trustee.

         16.6 GOVERNING LAW. The Trust has been accepted by the Trustees and will be administered in the State of Delaware. The validity, construction and all rights hereunder, and the validity and construction of this Agreement, shall be governed by the laws of the State of Delaware, without regard for conflicts of laws principles; provided, however, that there shall not be applicable to the parties hereunder or this Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof, (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing Trust Assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the Trustees hereunder as set forth or referenced in this Agreement; provided, further, Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

         16.7 SEVERABILITY. In the event any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         16.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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                                      -2-

                  IN WITNESS WHEREOF, the Corporation and the Liquidating Trustee and the Delaware Trustee have executed this LIQUIDATING TRUST AGREEMENT on the day and year hereinabove first written.

JMXI, INC.:                          LIQUIDATING TRUSTEE:

                                     WELLS FARGO BANK MINNESOTA, NATIONAL
                                     ASSOCIATION,
                                     Not in its individual capacity, but solely, as Liquidating Trustee of the JMXI Liquidating Trust

By:/s/ Robert Becker                 By:/s/ Timothy P. Mowdy
   -------------------------------      ---------------------------------------
   NAME: ROBERT BECKER                  NAME: TIMOTHY P. MOWDY
   TITLE: CHIEF EXECUTIVE OFFICER       TITLE: ASSISTANT VICE PRESIDENT

                                     DELAWARE TRUSTEE:

                                     WELLS FARGO DELAWARE TRUST COMPANY,
                                     Not in its individual capacity, but solely as Delaware Trustee of the JMXI Liquidating Trust

                                     By:/s/ Ann Roberts Dukart
                                        ---------------------------------------
                                        NAME: ANN ROBERTS DUKART
                                        TITLE: VICE PRESIDENT